Exhibit 4.15

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

FIRST AMENDMENT TO THE COLLABORATION AGREEMENT

This FIRST AMENDMENT TO THE COLLABORATION AGREEMENT ("First Amendment") is made and entered into, effective as of June 1, 2018 ("Amendment Effective Date"), by and between BioNTech RNA Pharmaceuticals GmbH, a limited liability company organized under the laws of Germany ("RNP") and BioNTech AG, a stock corporation organized under the laws of Germany ("BNT") (RNP and BNT collectively, "BioNTech"), and Genentech, Inc., a corporation organized under the laws of the State of Delaware ("GNE") and F. Hoffmann-La Roche Ltd, a corporation organized under the laws of Switzerland ("Roche") (GNE and Roche, collectively, "Genentech"). BioNTech and Genentech are sometimes referred to herein individually as a "Party" and collectively as the "Parties ."

BACKGROUND

WHEREAS, the Parties entered into a Collaboration Agreement dated as of September 20, 2016 pursuant to which BioNTech and Genentech agreed to collaborate in the research, development, and commercialization of Collaboration Products (the "Agreement");

WHEREAS, the Parties have agreed to amend the Agreement to add a patent to the list of BioNTech Core Patents as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

I . Schedule 1.20 BioNTech Core Patents. Schedule 1.20 shall be deleted and replaced in its entirety with the revised Schedule 1.20 attached hereto.

2. Survival of Agreement Terms. All terms and conditions of the Agreement not modified by this First Amendment shall continue in full force and effect in accordance with their terms. All capitalized terms not otherwise defined herein shall have the same definition as in the Agreement. In the event of any conflict between the terms and conditions of this First Amendment and the Agreement, the terms and conditions set forth in this First Amendment shall control with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the Parties have executed this First Amendment by their respective officers hereunto duly authorized, on the Amendment Effective Date.

GENENTECH, INC.	BIONTECH RNA
PHARMACEUTICALS GMBH

By:	By:

Name:	Name:

Title:	Title:

F. HOFFMANN-LA ROCHE LTD	BIONTECH SE

By:	By:

Name:	Name:

Title:	Title:

F. HOFFMANN-LA ROCHE LTD

By:

Name:

Title:

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BioNTech Core Patents

No.	Solely owned BioNTech Core	In-Licensed BioNTech Core
	Patents	Patents
[***]	[***]	[***]

Neoepitope Prediction Algorithm
[***]	[***]

[***]

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